EXHIBIT 10.20
Share Pledge Agreement

This Share Pledge Agreement (hereinafter referred to as “This Agreement”) was entered into in Qingdao, China, on July 20, 2008 by the following parties (hereinafter referred to as “Parties to the Agreement”):

Party A: Shengyuan Nutritional Foods Co., Ltd.
Address:

Party B:
Shareholder A: Zhang Jibin, ID No.: 370223196408110032
Address:
Shareholder B: Jiang Yunpeng, ID No.: 231026196305045811
Address:

Whereas:

1.           Party A is a validly existing exclusively foreign-owned enterprise registered and legally established in the PRC and its legal effective registration No. is:          ;

2.           Beijing Shengyuan Huimin Technical Service Co., Ltd. (hereinafter referred to as “Shengyuan Huimin”) is a limited liability company   registered and established in the PRC and its legal effective registration No. is:          ;

3.           Parties of Party B are the shareholders of Shengyuan Huimin (hereinafter referred to as “Pledgor”), among whom, Zhang Jibin holds 50％of the equity and Jiang Yunpeng holds 50％of the equity;

4.           Party A, Parties of Party B and Shengyuan Huimin included the Exclusive Consultation and Service Agreement, the Equity Disposal Agreement and the Business Management Agreement;

5.           In order to ensure that Party A from Shengyuan Huimin owned by Party B normally receive the services fees under the Exclusive Consultation and Service Agreement, and to ensure the performance of the Equity Disposal Agreement and the Business Management Agreement, the Pledgors shall separately and with joint efforts take all their the shares owned in Shengyuan Huimin as the pledge guarantee  of the aforementioned agreements, and the Pledgee is the Party A.

Parties to this Agreement hereby have reached the following agreement upon friendly consultations based on the principle of equality and mutual benefit and comply with it:

1.           Definition

Unless otherwise construed in this agreement, the following terms shall be interpreted as the following meanings:

Pledge: refers to all the content set out in Article 2 of this Agreement;

Equity: refers to 100% of the equity of Shengyuan Huimin jointly and legally held by the Pledgor and all the current and future rights and benefits that the Pledgor enjoys based on the equity;

Agreements: refers to the Exclusive Consultation and Service Agreement, the Equity Disposal Agreement and the Business Management Agreement, which were entered to by Party A, Shengyuan Huimin and other parties concerned on July 20,2008;

Event of Default: refers to any situation set out in Article 7 of this Agreement;

Notice of Default: refers to the notice of default events declared upon this Agreement.

2.           Pledge

The Pledgor pledges to Party A the all his/her equity owned in Shengyuan Huimin as the security for Party A’s rights and interests under the agreements.

The security of Share Pledge under this Agreement covers all the fees (including legal costs) payable to Party A by Shengyuan Huimin and (or) the Pledgor under the Agreements, expenses, and fees borne for the losses, interest , liquidated damages, compensation claims and costs to achieve the obligatory right, as well as the liabilities undertaken by Shengyuan Huimin and the Pledgor for Party A in case the Agreements become invalid in whole or in part for any reason.

The right of pledge under this Agreements means the right of preferential compensation of payments obtained, which Party A enjoys, through discount, auction and disposal of the equity that the Pledgor pledges to Party A.

Unless otherwise Party A expresses the written consent after this Agreement becomes effective, the pledge under this Agreement can not be removed except when Shengyuan Huimin and the Pledgor have properly completed the performance of all their obligations and responsibilities under the Agreements and with a written approval of Party A. In case Shengyuan Huimin or the Pledgor fails to complete the performance of all or any part of their obligations and responsibilities under the Agreements at the expiration of the Agreements, Party A will still enjoy such right of pledge under this Agreement until the above-mentioned obligations and responsibilities are completely fulfilled to the reasonable satisfaction of Party A.

3.           Effective

3.1         This Pledge Agreement is included and effective upon signing and seals of the parties concerned. The right of pledge is set since the Administrative Department of Industry and Commerce handles the Registration of Share Pledge.

3.2         In the pledge process, in case Shengyuan Huimin fails to pay the service fees according to the Exclusive Consultation and Service Agreement, or fails to perform other provisions under such agreement or any provisions under the Business Management Agreement or Equity Disposal Agreement with the reasonable notice, Party A shall be entitled to exercise the right of pledge under the provisions of this Agreement.

4.           Possession and Maintaining of the Certificate of Pledge Right

4.1        The Pledgor shall submit the investment certificate (original) of equity in Shengyuan Huimin to Party A for maintaining within ten workdays after the signing of this Agreement or at a earlier time all parties agree, and shall submit to Party A the certificate showing that the pledge under this Agreement has been properly registered in the register of shareholders, handle all the approval, registration and filing procedures required by the laws and regulations of the PRC, and submit the documents of Share Pledge Registration handled completely in the Registration Department of Industry and Commerce.

4.2         In case any change of registration items of pledge occurs and the alternation registration need be made by law, Party A and Party B shall make the alternation registration within five working days from the date of change of the corresponding registration items, and submit the related alternation registration documents.

4.3         During the Share Pledge, the Pledgor shall instruct Shengyuan Huimin not to distribute any dividends, bonuses, or take any profit distribution plan; in case the Pledgor should obtain the economic interest of any nature except that set out in the dividends, bonuses, or other profit distribution plan in terms of the pledge right, the Pledgor shall directly remit the relevant payments (after cashed) to the bank account appointed by Party A according to Party A’s requirements and instructions. The Pledgor shall not draw on the payments without the prior written consent of Party A.

4.4         During the Share Pledge period, in case the Pledgor subscribes the new registered capital of Shengyuan Huimin or acquises the equity (“new equity”) held by other Pledgor of Shengyuan Huimin, then the new equity will automatically become part of pledged equity under this Agreement, and the Pledgor shall complete all the procedures required for the desired pledge of the new equity within 10 working days after obtaining the new equity. If the Pledgor fails to complete the relevant procedures formalities in accordance with the foregoing provisions, Party A may immediately achieve the right of pledge in accordance with the provisions of Article VIII of this Agreement.

5.           Declaration and Warranty of the Pledgor

The Pledgor shall make following presentations and warranties to Party A upon signing this Agreement, and ensure that Party A sign and implement this agreement by relying on such presentations and warranties:

5.1         The Pledgor shall legally hold the equity under this agreement and have the right to provide pledge guarantee for Party A with such equity.

5.2         At any time during the period from the date of signing this agreement till when Party A enjoys the right of pledge based on the provisions of Item 2.4 of this agreement, once Party A performs its rights or realizes the right of pledge in accordance with this Pledge Agreement, no legal right requirement or proper interventions from any other parties shall be allowed.

5.3         Party A shall be entitled to exercise the right of pledge in accordance with laws and regulations and provisions under this Agreement.

5.4         This Agreement was signed and obligations under this Agreement were implemented with all the necessary authorization of company and without violation of the provisions under any applicable laws and regulations. The signatory was authorized legally and effectively to sign this Agreement.

5.5         The equity the Pledgor holds does not bear any other rights or a third party’s security interest of any form (including but not limited to the pledge).

5.6         There are no ongoing equity-linked civil, administrative or criminal proceedings, administrative penalties or arbitration, nor civil, administrative or criminal proceedings, administrative penalties or arbitration that would happen.

5.7         There are no equity-linked outstanding and unpaid taxes, fees, or uncompleted legal procedures and formalities that should be completed.

5.8         All the provisions of this Agreement represent its true meaning and are legally binding on it.

6.           Warranty of the Pledgor

6.1         In the duration of this agreement, the Pledgor makes a commitment to Party A that the Pledgor:

6.1.1      shall not transfer the equity nor create or permit the existence of any other right burden or a third party’s security interest of any form  such as the pledge that may affect Party A’s rights and interests;

6.1.2      shall comply with and implement all the relevant applicable laws and regulations, and present the notice, order or recommendation within five working days since receipt of the foregoing notice, order or recommendation issued by the competent authority on the right of pledge, and act in accordance with reasonable directions of Party A;

6.1.3      shall timely inform Party A of any event that may cause effect to the equity or any part of the right of the Pledgor or the notice received, and any event that may change any obligations under this Agreement or cause effect to Party A’s performance of any obligations under this Agreement or the notice received, and act in accordance with reasonable directions of Party A;

6.2         The Pledgor agrees that Party A’s exercising its rights under provisions of this agreement shall not be discontinued or impaired by the Pledgor or its successor or the transferee or its successor;

6.3         The Pledgor makes the commitment to Party A that in order to protect or improve the commitment of this Agreement to the obligations of the pledge and (or) Shengyuan Huimin under the Agreements, the Pledgor shall make all necessary changes (if applicable) to their respective statute or that of Shengyuan Huimin, honestly sign and procure other parties has interested relation with the right of pledge to sign all the right certificates and contracts requested by Party A, and / or perform and procure other interested parties to implement the actions required Party A, providing Party A with convenience for exercising the right, and sign with all the alternation documents relating to stock certificates Party A or any third party designated, and provide Party A with all the documents as it may think relevant to the right of pledge within a reasonable period.

6.4         The Pledgor makes the commitment to Party A that for the benefit of Party A, the Pledgor will abide by and fulfill all assurances, commitments, agreements and statements. If the Pledgor fails to perform or incompletely perform its guarantees, promises, agreements and statements, the Pledgor should compensate Party A for all losses suffered by the Party therefore.

7.           Event of Default

7.1         All the following cases are deemed as events of default:

7.1.1      Shengyuan Huimin, or its successor or transferee fails to pay full amount of any payment under the Agreements, or the Pledgor or its successor or transferee fails to perform the their obligations under the Business Management Agreement, the Equity Disposal Agreement, and the Exclusive Consultation and Service Agreement;

7.1.2      There is substantial misleading or mistake in any statement, warranty or promise of the Pledgor under Article 5 and Article 6, and/or the Pledgor violates the statement, warranty or promise under Article 5 and Article 6;

7.1.3      The Pledgor seriously violates any provisions of this Agreement;

7.1.4      In addition to terms of 6.1.1 of this Agreement, the Pledgor abandons the pledged equity or transfers the equity without a written consent of Party A;

7.1.5      In case that early repayment or performance of any loans, guarantees, compensation, promise or other debt liability of the Pledgor are required for breach of contract or that repayment or performance fails to be conducted duely, which provides Party A with reasons to believe that the Pledgor’ capability of performance of the obligations under this Agreement has been affected, and thus affect the interests of Party A;

7.1.6      The Pledgor is not able to repay the general debts or other debts, which thus affect the interests of Party A;

7.1.7      The issuance of relevant laws makes this Agreement illegal or the Pledgor not able to continue the performance of the obligations under this Agreement;

7.1.8      In case this Agreement may be executed or any government sectors that make it legal or effective agree, permit, approve or authorize the withdrawn, suspended, invalid or substantive changes;

7.1.9      Any adverse change occurs to the property of the Pledgor, thus Party A believes that the Pledgor’ capability of performance of the obligations under this Agreement has been affected;

7.1.10    In other cases that Party A shall not execute disposal of pledge right in accordance with provisions under relevant laws.

7.2         In case it knows or find out any matters referred to in Article 7.1 o events that may lead to the occurrence of r these matters have taken place, the Pledgor shall immediately notify Party A of this in writing.

7.3         Unless the breach as referred to in paragraph 7.1 of Party A was resolved completely to the satisfaction of Party A, Party A may issue a notice of default in writing to the Pledgor at any time of the occurrence of the breach or after the occurrence to require the Pledgor to pay immediately the debts under the Agreements and other payables, or timely implement the Equity Disposal Agreement and the Business Management Agreement. If the Pledgor or Shengyuan Huimin fails to promptly correct the violation or to take the necessary relief actions within ten days from the date on which such written notice is issued, then Party A shall be entitled to exercise the right of pledge in line the provisions of Article 8.

8.           Exercise of the Pledge Right

8.1         Before the complete performance of the fees and obligations under the Agreements, without the written consent of Party A, the Pledgor shall not transfer the equity.

8.2         Party A shall send a notice of default to the Pledgor in accordance with the provisions of Article 7.3 while exercising the pledge right.

8.3         Subject to the provisions of Article 7.3, Party A may exercise the pledge right at any time after sending the notice of default.

8.4         Party A shall be entitled to enjoy the priority of compensation with the cost of discount of all or part of the equity under this Agreement or the cost of auction and disposal of the equity based on the statutory procedures, until outstanding service charges under the Agreements and all other payables are completely compensated, and the Equity Disposal Agreement and the Business Management Agreement are all fulfilled.

8.5         Party A shall not pose obstacles while exercising the right of pledge under this Agreement, but shall give necessary assistance to enable Party A to achieve its pledge right.

9.           Transfer

9.1         Unless with the prior written consent of Party A, the Pledgor shall have no right to transfer any rights and/or obligations under this Agreement to a third party.

9.2         This Agreement is bonding upon the Pledgor and its successor and valid to Party A and its successor or transferee.

9.3         Party A may at any time be transfer any rights and obligations under the agreements to any of its designated third party, in this case, the transferee shall enjoy and undertake the rights and obligations that Party A assumes under this Agreement. Upon transfering the rights and obligations under the Agreement, Party A shall require that the Pledgor should sign relevant agreements and /or documents regarding to this transfer.

9.4         In case of alternation of the Pledgor due to transfer, the new parties of pledge shall resign a pledge agreement and the Pledgor shall undertake to handle all the relevant registration procedures.

10.         Handling fee  and other fees

10.1       A half of any fees or actual expenses regarding to this Agreement, including but not limited to legal fees, labor fees, stamp duty and any other taxes, costs, etc. shall be born by either Party.

11.         Force Majeure

11.1       In case any performance of this agreement is delayed or blocked for any “force majeure event”, and only such part is delayed or hindered from implementation, the Party suffering Force Majeure will not undertake any liability under this Agreement to. “Force majeure event” means the envent that is beyond the scope of the reasonable control of one Party and is still inevitable after the affected party pay be reasonable care for it, including but not limited to, governmental action, natural forces, fire, explosion, geography changes, storms, floods, earthquakes, tides, lightning or wars. However, lack of credit, funds or financing shall not be regarded as the matters beyond the reasonable control of the Party. The Party effected by “force majeure event” and seeking for exemption from performance of its obligations under this Agreement or any provision of this Agreement should notify the other party as soon as possible the steps to be taken for completion of the performance.

11.2       The party affected by force majeure need not be responsible for any liability under this Agreement. However, only under the condition that the affected party makes practical efforts to fulfill the agreement, can the party seeking exemption from responsibility be awarded such exemption from this responsibility, and this is only limited to the performance of the delayed or hampered part. Once the reasons for such exoneration are corrected or rectified, the parties agree to make the greatest efforts to restore the performance under this Agreement.

12.         Application of laws and resolution of disputes

12.1       The signing, effectiveness, performance and interpretation of this Agreement and resolution of disputes are governed by and interpreted according to the laws of the PRC.

12.2       In case any dispute occurs on interpretation and performance of the terms of this Agreement by the parties to this Agreement, the parties shall resolve in good faith the dispute through consultation. If consultation fails, either party may submit the dispute to China International Economic and Trade Arbitration Commission for settlement by arbitration in accordance with its existing effective arbitration rules in Beijing. Chinese shall be used in the arbitration. Arbitration award shall be final and binding on the parties.

12.3       In addition to the matters of dispute occurring among the parties, all parties still should adhere to the principle of good faith and continue to perform their respective obligations in accordance with the provisions of this Agreement.

13.         Notice

Notice sent by the parties to this Agreement for the implementation of the rights and obligations under this Agreement should be made in writing and delivered in person, by registered mail, postage prepaid mail, recognized courier service, or fax to the following address related to one party or the parties.

Party A: Shengyuan Nutritional Foods Co., Ltd.
Address:  Fax:  Tele:   Addressee:

Party B: Zhang Jibin   Address:  Fax:  Tele:

Addressee:

Jiang Yunpeng  Address:  Fax:  Tele:   Addressee:

14.         Annex

Annexes attached to this Agreement shall be the inalienable part of this Agreement.

15.         Waiver

In case Party A  fails to exercise or delay in exercising any right, remedy, power or privilege under this Agreement, it shall not deemed as a waiver of such rights, remedies, powers or privileges, Party A’s any single or partial exercise of any right, remedy, power or privilege does not exclude exercise of other rights, remedies, powers or privileges. Rights, remedies, powers and privileges under this Agreement are cumulative in nature and do not exclude the application of any rights, remedies, powers and privileges as any law provides.

16.         Miscellaneous

16.1       Any modification, supplement or alternation of this Agreement shall be made in writing and be effective after it is signed and sealed by the Parties.

16.2       The Parties hereby acknowledge that this Agreement is a fair and reasonable agreement reached by all parties on the basis of equality and mutual benefit. In case any of the provisions under this Agreement is invalid or unenforceable for being inconsistent with relevant laws, then such provision is invalid or unenforceable only under the jurisdiction of relevant laws and shall not affect the legal effect of other provisions of this Agreement.

16.3       This Agreement shall be made in Chinese and the original shall be in triplicate.

[There is no text on this page where the Share Pledge Agreement will be signed.]

Party A: Shengyuan Nutritional Foods Co., Ltd.

Authorized representative: /s/ Zhang Liang
(           )

Party B:

Zhang Jibin
/s/ Zhang Jibin

Jiang Yunpeng
/s/ Jiang Yunpeng

Annexes:

1.           Register of shareholders of Shengyuan Huimin

2.           Investment certificate of shareholders of Shengyuan Huimin